Investcorp Credit Management BDC, Inc. Reports Results for its Fiscal Fourth Quarter Ended June 30, 2019

Investcorp Credit Management BDC, Inc. (NASDAQ: ICMB) (“ICMB” or the “Company”) today announced its financial results for its fiscal fourth quarter ended June 30, 2019. The Company was formerly known as CM Finance Inc through August 30, 2019

HIGHLIGHTS

●

ICMB made eleven investments in six portfolio companies. The Company invested $32.2mm in the quarter inclusive of funding of revolving and delayed draw commitments. The weighted average yield of debt investments made in the quarter was 11.47%

●	Two investments were fully realized during the quarter. These were the Company’s debt investment in Nexeo Plastics, and its equity investment in Zinc Acquisition Holdings, LP
●

The weighted average yield on debt investments, at cost, increased six basis points to 10.50%, compared to 10.44% as of March 31, 2019. The change in LIBOR during the quarter accounted for a negative 25 basis point effect on the yield

●	Net asset value (“NAV”) per share decreased by 5.66% to $10.51, compared to $11.14 as of March 31, 2019
●

Effective August 30, 2019, Investcorp Credit Management US LLC (“Investcorp”) became the majority owner of the Company’s investment adviser, CM Investment Partners LLC (the “Adviser”), and the Company entered into a new investment advisory agreement with the Adviser (the “New Advisory Agreement”)

Portfolio results, as of June 30, 2019:
Total assets	$336.9mm
Investment portfolio, at fair value	$306.4mm
Net assets	$143.1mm
Weighted average yield on debt investments, at cost	10.50%
Net asset value per share	$10.51
Portfolio activity in the current quarter:
Number of new investments	11
Total capital invested	$32.2mm
Proceeds from repayments, sales, and amortization	$17.2mm
Number of portfolio companies, end of period	33
Net investment income (NII)	$3.0mm
Net investment income per share	$0.22
Net decrease in net assets from operations	$5.2mm
Net decrease in net assets from operations per share	$0.38
Quarterly per share distribution paid on July 5, 2019	$0.25

Mr. Michael C. Mauer, the Company’s Chief Executive Officer, said “We are very excited to begin the next stage of our growth as a company, as we join our new partners at Investcorp. As part of a robust credit platform, we anticipate leveraging Investcorp’s resources to accelerate the pace at which we diversify our portfolio into new middle market lending relationships. We remain focused on providing first lien and senior secured debt in our borrowers’ capital structures, and we believe there are attractive opportunities in club and direct lending to earn better risk-adjusted returns than the broader market. The fair value of the portfolio declined during the quarter, largely due to specific markdowns in three of our portfolio companies.”

On August 28, 2019, the Company’s Board of Directors (the “Board”) declared a distribution for the quarter ending September 30, 2019 of $0.25 per share, payable on October 16, 2019, to shareholders of record as of September 26, 2019. This represents a 14.35% yield on the Company’s $6.97 share price as of market close on September 9, 2019. Distributions may include net investment income, capital gains and/or return of capital, however, the Company does not expect the distribution to be comprised of a return of capital. The tax status of distributions will be determined at the end of the taxable year.

Portfolio and Investment Activities

During the quarter, the Company made investments in six portfolio companies, and funded one revolver and one delayed draw commitment. The aggregate capital invested during the quarter totaled $32.2mm at cost, and investments were made at a weighted average yield of 11.47%. Three new portfolio companies were added in the quarter.

The Company also realized $17.2mm of repayments, sales, and amortization, including sales of Exela Intermedia LLC (Bond), Nexeo Plastics (Bond), and Zinc Acquisition Holdings, LP (Equity Interest), as well as the sale of a portion of the Company’s position in FPC Holdings, Inc. and Specialty Building Products Holdings LLC. Realized and unrealized gains and losses accounted for a decrease in the Company’s net investments of approximately $8.2mm, or $0.60 per share. The total net decrease in net assets resulting from operations for the quarter was $5.2mm, or $0.38 per share.

As of June 30, 2019, the Company’s investment portfolio consisted of investments in 33 portfolio companies, of which 77.6% were first lien investments, 18.7% were second lien investments, and 3.7% were unitranche loans. The Company’s debt portfolio consisted of 96.8% floating rate investments and 3.2% fixed rate investments.

As of June 30, 2019, the Company had one investment on non-accrual status, Fusion Connect Inc.

Capital Resources

As of June 30, 2019, the Company had $19.7mm in cash, $6.6mm in restricted cash and $19.0mm of capacity under its revolving credit facility with UBS AG, London Branch.

Investcorp Transaction

As previously announced, on June 26, 2019, Investcorp entered into a definitive agreement to acquire a majority ownership interest in the Adviser through its purchase of the respective equity positions held by certain funds managed by Cyrus Capital Partners, L.P. and Stifel Venture Corp., and newly issued interests in the Adviser (the “Transaction”). The consummation of the Transaction on August 30, 2019 resulted in a change in control of the Adviser and, as a result, an assignment and subsequent termination of the investment advisory agreement, dated February 5, 2014, between the Company and the Adviser (the “Prior Advisory Agreement”) in accordance with the Investment Company Act of 1940, as amended (the “Investment Company Act”).

New Advisory Agreement

At an in-person meeting held on June 26, 2019, the Board, including all of the independent directors, unanimously approved the New Advisory Agreement and recommended that the New Advisory Agreement be submitted to the Company’s stockholders for approval at the special meeting of stockholders (the “Special Meeting”) on August 28, 2019. At the Special Meeting held on August 28, 2019, the Company’s stockholders approved the New Advisory Agreement. In connection with the closing of the Transaction on August 30, 2019 (the “Closing”), the Company entered into the New Advisory Agreement and a new administration agreement with the Adviser (the “New Administration Agreement”). The terms of the New Advisory Agreement and the New Administration Agreement are substantially the same as those contained in the Prior Advisory Agreement and the prior administration agreement.

Entrance into Stock Purchase Agreement

In connection with the Transaction, on June 26, 2019, the Company entered into a stock purchase and transaction agreement with Investcorp BDC Holdings Limited (“Investcorp BDC”), an affiliate of Investcorp (the “Stock Purchase Agreement”). The Stock Purchase Agreement provides that, among other things, following the Closing and prior to the second anniversary of the date of the Closing, Investcorp BDC will purchase 680,985 newly issued shares of the Company’s common stock, at the most recently determined net asset value per share of the Company’s common stock at the time of such purchase, as adjusted as necessary to comply with Section 23 of the Investment Company Act. In addition, Investcorp BDC will purchase

680,985 shares of the Company’s common stock in open-market or secondary transactions over a two-year period following the Closing. Investcorp BDC did not purchase any shares of the Company’s common stock at the Closing.

Recent Developments

Subsequent to June 30, 2019 and through September 9, 2019, we invested $19.6 million in new and existing portfolio companies and received sales proceeds of $15.2 million. As of September 9, 2019, the Company had 34 portfolio companies.

On August 28, 2019, the Board elected Thomas Sullivan as a director of the Company, effective as of September 15, 2019. On August 28, 2019, the Company entered into the Letter Agreement with Investcorp (the “Waiver Agreement”) amending certain terms of the Stock Purchase Agreement. In accordance with the Waiver Agreement, Investcorp has the right to identify a second director candidate (the “Post-Closing Designated Director”) prior to March 31, 2020; provided that if by March 31, 2020 the Post-Closing Designated Director has not been elected to the Board and the nominating and corporate governance committee of the Board (the “Nominating Committee”) has rejected one or more proposed Post-Closing Designated Directors, then such date will be extended for such period of time as necessary for Investcorp to propose a qualified Post-Closing Designated Director, but in any event not beyond August 30, 2020, (ii) Robert Ryder and Robert Wagner have submitted their resignations from the Board, each to be effective as of September 15, 2019, (iii) Keith Lee has delivered a letter to the Chairman of the Board indicating that, in light of the Stock Purchase Agreement and the Transaction, he intends to resign as a member of the Board upon the recommendation by the Nominating Committee to the Board to appoint the Post-Closing Designated Director and the appointment by the Board of the Post-Closing Designated Director to the Board, and (iv) the Board has approved a reduction in its size to four members, effective as of September 15, 2019.

In addition, on August 28, 2019, the Board appointed Mr. Lee as chair of the Audit Committee and Julie Persily as chair of the Valuation Committee, each to be effective as of September 15, 2019.

On August 28, 2019, the Board declared a distribution for the quarter ended June 30, 2019 of $0.25 per share payable on October 16, 2019 to stockholders of record as of September 26, 2019.

As noted above, on August 30, 2019, the Company entered into the New Advisory Agreement and the New Administration Agreement. In addition, on August 30, 2019, the Company changed its name to Investcorp Credit Management BDC, Inc. and, effective September 3, 2019, the trading symbol on the NASDAQ Global Select Market for shares of the Company’s common stock changed from “CMFN” to “ICMB”.

On August 30, 2019, in connection with the Closing, Christopher Jansen resigned from the Board.

lnvestcorp Credit Management BDC, Inc. and Subsidiaries

Consolidated Statements of Assets and Liabilities

		June 30, 2019		June 30, 2018
Assets
Non-controlled, non-affiliated investments, at fair value (amortized cost of $321,504,359 and $302,647,282, respectively)	$	306,390,993	$	293,592,013
Derivatives, at fair value (cost of $0 and $0, respectively)		-		229,918
Cash		19,706,281		5,620,441
Cash, restricted		6,589,901		2,706,273
Receivable for investments sold		820,332		7,751,875
Interest receivable		3,090,639		4,011,450
Deferred offering costs		121,922		121,922
Other receivables		-		245,550
Prepaid expenses and other assets		227,924		255,139

Total Assets	$	336,947,992	$	314,534,581

Liabilities
Notes payable:
Term loan	$	122,000,000	$	102,000,000
Revolving credit facility		11,026,670		17,823,000
2023 Notes payable		34,500,000		-
Deferred debt issuance costs		(2,000,262)		(1,953,771)

Notes payable, net		165,526,408		117,869,229
Payable for investments purchased		22,276,343		12,569,450
Dividend payable		3,404,923		3,417,848
Deferred financing costs payable		1,037,000		2,071,167
Income-based incentive fees payable		545,991		2,294,678
Base management fees payable		-		1,319,853
Accrued provision for taxes		13,778		2,579,337
Derivatives, at fair value (cost $0 and $0, respectively)		-		229,918
Interest payable		724,222		303,153
Directors’ fees payable		95,240		99,296
Accrued expenses and other liabilities		240,197		257,986

Total Liabilities		193,864,102		143,011,915

Commitments and Contingencies (Note 6)

Net Assets
Common stock, par value $0.001 per share (100,000,000 shares authorized, 13,619,690 and 13,649,504 shares issued and outstanding, respectively)		13,620		13,649
Additional paid-in capital		198,398,831		198,700,999
Distributable earnings (loss)		(55,328,561)		(27,191,982)

Total Net Assets		143,083,890		171,522,666

Total Liabilities and Net Assets	$	336,947,992	$	314,534,581

Net Asset Value Per Share	$	10.51	$	12.57

See notes to consolidated financial statements.

Investcorp Credit Management BDC, Inc. and Subsidiaries

Consolidated Statements of Operations

	For the Twelve months ended June 30,
	2019		2018		2017
Investment Income:
Interest income	$	32,591,488	$	28,691,187	$	29,476,315
Payment in-kind interest income		953,928		2,609,037		423,632
Dividend income		133,858		9,005,887		-
Payment in-kind dividend income		-		333,333		-
Other fee income		718,548		152,308		1,112,250

Total investment income		34,397,822		40,791,752		31,012,197

Expenses:
Interest expense		8,866,796		6,310,842		4,748,449
Base management fees		5,436,135		4,871,706		4,652,064
Income-based incentive fees		1,720,707		3,932,710		1,289,927
Provision for tax expense		158,028		2,579,337		-
Professional fees		1,130,816		1,063,528		806,810
Allocation of administrative costs from advisor		1,354,247		1,198,397		987,286
Amortization of deferred debt issuance costs		781,508		695,470		932,417
Insurance expense		336,629		351,923		345,697
Directors’ fees		405,000		402,240		501,233
Custodian and administrator fees		285,799		295,032		480,269
Offering expense		207,000		186,513		-
Other expenses		719,547		455,645		818,532

Total expenses		21,402,212		22,343,343		15,562,684
Waiver of income-based incentive fees		(503,229)		(527,224)		(249,071)

Net expenses		20,898,983		21,816,119		15,313,613

Net investment income		13,498,839		18,975,633		15,698,584

Net realized and unrealized gain/(loss) on investments:
Net realized gain (loss) from investments		(21,982,973)		(9,855,453)		(11,809,335)
Net change in unrealized appreciation (depreciation) in value of investments		(6,058,095)		6,505,300		19,690,216

Total realized and unrealized gain (loss) on investments		(28,041,068)		(3,350,153)		7,880,881

Net increase (decrease) in net assets resulting from operations	$	(14,542,229)	$	15,625,480	$	23,579,465

Basic and diluted:
Net investment income per share	$	0.99	$	1.39	$	1.15
Earnings per share	$	(1.07)	$	1.14	$	1.72
Weighted average shares of common stock outstanding		13,630,661		13,689,823		13,686,288
Distributions paid per common share	$	1.00	$	1.00	$	1.20

See notes to consolidated financial statements.

About Investcorp Credit Management BDC, Inc.

The Company is an externally-managed, closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940. The Company’s investment objective is to maximize the total return to its stockholders in the form of current income and capital appreciation through debt and related equity investments by targeting investment opportunities with favorable risk-adjusted returns. The Company seeks to invest primarily in middle-market companies that have annual revenues of at least $50mm and earnings before interest, taxes, depreciation and amortization of at least $15mm. The Company’s investment activities are managed by its investment adviser, CM Investment Partners LLC. To learn more about Investcorp Credit Management BDC, Inc., please visit www.icmbdc.com.

Forward-Looking Statements

Statements included herein may contain “forward-looking statements,” which relate to future performance or financial condition. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of assumptions, risks and uncertainties, which change over time. Actual results may differ materially from those anticipated in any forward-looking statements as a result of a number of factors, including those described from time to time in filings by the Company with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein except as required by law. All forward-looking statements speak only as of the date of this press release.

Contacts

Investcorp Credit Management BDC, Inc.

Investor Relations

Email: icmbinvestorrelations@investcorp.com

Phone: 212-257-5199